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                                                                      EXHIBIT 21

                    GEORGIA-PACIFIC CORPORATION SUBSIDIARIES

The following table lists each subsidiary of the Registrant as of March 23, 1994 indented under the name of its immediate parent, the percentage of each subsidiary's voting securities beneficially owned by its immediate parent and the jurisdiction under the laws of which each subsidiary was organized:

                                                                                      % of Voting
                 Name                                                                 Securities          Jurisdiction
                ------                                                               -------------        ------------
                 GEORGIA-PACIFIC CORPORATION                                               -              GEORGIA
                 A)    Amador Central Railroad                                           100              California
                 B)    Arkansas Louisiana & Mississippi Railroad Company                 100              Delaware
                 C)    Ashley, Drew & Northern Railway Company                           100              Arkansas
                 D)    Aztec Trading Company, S.A.                                       100              Panama
                 E)    Blue Rapids Railway Company                                       100              Kansas
                 F)    Brunswick Pulp & Paper Company                                    100              Delaware
                 G)    Brunswick Pulp Land Company, Inc.                                 100              Delaware
                 H)    Eastern Consolidated Paper Co.                                    100              Delaware
                 I)    Fordyce and Princeton R. R. Co.                                   100              Arkansas
                 J)    Georgia-Pacific Development Company                               100              Delaware
                       1)     Dunes West Joint Venture, a partnership                    100(1)           South Carolina
                              a)   Dunes West Landscaping, Inc.                          100              South Carolina
                 K)    Georgia-Pacific Foreign Sales Corporation                         100              Virgin Islands
                 L)    Georgia-Pacific Holdings, Inc.                                    100              Delaware
                 M)    Georgia-Pacific International Corporation                         100              Delaware
                       1)     Beaver Wood Fibre Company, Limited, The                    100              Ontario
                       2)     G-P Flakeboard Limited                                      51              Ontario
                       3)     Georgia-Pacific Asia, Inc.                                 100              Delaware
                              a)   Georgia-Pacific-Asia (H. K.) Limited                  100              Hong Kong
                       4)     Georgia-Pacific Building Materials Sales, Ltd.             100              New Brunswick
                       5)     Georgia-Pacific de Mexico, S. de R. L. de C. V.            100(2)           Mexico
                       6)     Georgia-Pacific GmbH                                       100              Germany
                       7)     Georgia-Pacific Italia S. R. L.                            100(3)           Italy
                       8)     Georgia-Pacific S.A.                                       100              Switzerland
                       9)     Georgia Steamship Company, Inc.                            100              Delaware
                 N)    Georgia-Pacific Investment Company                                100              Oregon
                 O)    Georgia-Pacific Paper Sales, Inc.                                 100              Delaware
                 P)    Georgia-Pacific Pulpwood Company                                  100              Delaware
                 Q)    Georgia-Pacific Resins, Inc.                                      100              Delaware
                 R)    Georgia Temp, Inc.                                                100              Delaware
                 S)    Gloster Southern Railroad Company                                 100              Delaware
                 T)    Great Northern Nekoosa Corporation                                100              Maine
                       1)     G-P Envelope Holdings, Inc.                                100              Delaware
                       2)     Chattahoochee Industrial Railroad                          100              Georgia
                       3)     Envases Industriales de Costa Rica, S.A.                 33.33              Costa Rica
                       4)     F. A. Marsden, Limited                                     100              United Kingdom
                       5)     Fipasa-Fibras, Panama, S.A.                                 50              Panama
                       6)     Great Southern Paper Company                               100              Georgia
                       7)     Industria Panamena de Papel, S.A.                           50              Panama





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
                                                                                      % of Voting
                 Name                                                                 Securities          Jurisdiction
                 ----                                                                 -----------         ------------
                       8)     Leaf River Corporation                                     100              Delaware
                              a)   Leaf River Forest Products, Inc.                      100              Delaware
                                   i)    Old Augusta Railroad Company                    100              Mississippi
                       9)     Nekoosa Packaging Corporation                              100              Delaware
                              a)   Nekoosa Packaging Mexican Paper Corporation           100              Delaware
                       10)    Nekoosa Papers Inc.                                        100              Wisconsin
                 U)    Mill Services and Manufacturing, Inc.                             100              Delaware
                 V)    National Management, Inc.                                         100              Oregon
                 W)    North Properties, Inc.                                            100              Georgia
                 X)    Phoenix Athletic Club, Inc.                                       100              Georgia
                 Y)    Proprint Packaging Corporation                                    100              Delaware
                 Z)    Saint Croix Water Power Company, The                              100              New Brunswick
                 AA)   Southwest Millwork and Specialties, Inc.                          100              Delaware
                       1)     Maderas Howery S. A. de C. V.                              100(4)           Mexico
                 BB)   Sprague's Falls Manufacturing Company (Limited), The              100              Canada
                 CC)   St. Croix Pulpwood, Limited                                       100              New Brunswick
                 DD)   St. Croix Water Power Company                                     100              Maine
                 EE)   Superwood Corporation                                             100              Minnesota
                 FF)   Thacker Land Company                                               57              West Virginia
                 GG)   Tomahawk Land Company                                             100              Delaware
                 HH)   XRS, Inc.                                                         100              Delaware


NOTES

   1 Dunes West Joint Venture is a partnership 50% owned by Georgia-Pacific Development Company and 50% owned by Georgia-Pacific Investment Company.

   2 85% of the stock of Georgia-Pacific de Mexico, S. de R. L. de C. V. is issued to Georgia-Pacific International Corporation and 15% is issued to Georgia-Pacific Investment Company.

   3 99% of the stock of Georgia-Pacific Italia S. R. L. is issued to Georgia-Pacific International Corporation and the remaining 1% is issued to Georgia-Pacific Holdings, Inc.

   4 99.6% of Series A stock of Maderas Howery S. A. de C. V. is issued to Southwest Millwork and Specialties, Inc. and the remaining .4% is issued to Eastern Consolidated Paper Co., Georgia-Pacific Pulpwood Company, Georgia-Pacific Holdings, Inc. and Georgia-Pacific International Corporation in equal parts. 100% of Series B stock and 100% of Series C stock of Maderas Howrey S. A. de C. V. are issued to Southwest Millwork and Specialties, Inc.

       Each subsidiary is included in the consolidated financial statements of the Registrant.